UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): November 1, 2006

GLOBALNET CORPORATION
(Exact name of registrant as specified in charter)

Nevada	000-24962	75-2863583
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

2616 South Loop West, Suite 660, Houston, Texas 77054
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (832) 778-9591

Copies to:
Gregory Sichenzia, Esq.
Stephen M. Fleming, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events

Globalnet Corporation (the “Company”) provides the following information as an update on its current financial condition and operations. All statements, other than statements of historical facts, included in this report regarding the Company's strategy, expected future financial position, development and marketing of products, competitive position, and plans and objectives of management are forward-looking statements. Words such as "anticipate," "believe," "estimate," "expect," "intend," "plan," "will" and other similar expressions help identify forward-looking statements, although not all forward-looking statements contain these identifying words. In particular, the statements regarding the treatment of various financial instruments and the related charge to earnings, the impairment of goodwill, the continued implementation of the Company's strategic plan, the expected future monthly losses, the availability and terms and conditions of new financing, and the impact of capital allocation decisions should new financing be obtained, are forward-looking statements. These forward-looking statements involve substantial risks and uncertainties and are based on current expectations, assumptions, estimates and projections about the Company's business and the telecommunications industry in which the Company operates. The Company may not actually achieve the plans, intentions or expectations disclosed in its forward-looking statements, and you should not place undue reliance on the Company's forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that the Company makes. In addition, the forward looking financial information presented below was prepared using very basic information and assumptions which did not include all, information and assumptions generally used in the preparation of forward looking financials. Furthermore, the forwarding looking financial information presented below assumes the Company is able to obtain funding when needed and on reasonable terms. There can be no assurance when or if the Company will obtain funding or the terms of any such funding. At the present time the Company does not have sufficient cash to fund its operations. The Company's forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments that the Company may make. The Company does not assume any obligation to update any forward-looking statements.

Status of Financial Statements and Audits

The Company provides the following update regarding the status of its audit process:

Accounting for Derivatives

As previously disclosed, the Company engaged in conversations with the Securities and Exchange Commission (the "SEC") on a variety of accounting issues in early to mid-2005. On February 11, 2006, the Company re-initiated contact with the SEC via a request for guidance (the "Request") with the Office of the Chief Accountant. The Company expects to finalize its conclusions with respect to the Request in early November 2006.

The primary purpose of the Request was to seek guidance on the treatment of certain convertible notes and preferred stock (the "Instruments") issued during 2003, and possibly requiring derivative accounting treatment under Financial Accounting Standards No. 133 "Accounting for Derivative Instruments and Hedging Activities" and Emerging Issues Task Force ("EITF") No. 00-19 "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock."

From the conversations with the SEC, subject to final audit, the Company now expects to record the Instruments as derivatives. The accounting charge that will result from this accounting treatment substantially reflects the significant rise in the price of the Company's common stock during the fourth quarter of 2003, followed by the steep decline in 2004. Although the Company has not completed its analysis and the estimate has not been audited, the Company has advised the SEC that the fourth quarter of 2003 charge to earnings will likely exceed $600 million dollars, and that a major portion of this charge will be recovered as income in 2004 as the common stock price which underlies the derivative calculation, declined.

The guidance received from the SEC will also impact the Company's recording of the Instruments in 2004 through 2006, and will also affect the accounting for new convertible instruments in those years. The impact of derivative accounting on the Instruments and new financing instruments in those years has not been calculated, but is expected to be material to the Company’s financial statements.

The derivative accounting treatment, discussed above, also affects periods prior to 2003. Currently, the Company expects to correct the 2003 opening balance sheet for the impact of derivative accounting prior to 2003, principally related to certain related party shareholder loans in existence at December 31, 2002. The Company will also be required to restate the quarterly information for all quarterly periods in 2003 for the impact of derivative accounting.

Restatement of Merger Accounting

As previously disclosed, the Company will restate its GlobalNet International LLC (“International”) merger accounting from a “reverse merger” basis to a straight merger basis. The restatement will materially affect results of operations in 2003, and will substantially change the balance sheet by reflecting the acquired assets of International, as opposed to reflecting the acquired assets of the parent corporation.

Goodwill and Specifically Identifiable Acquired Intangible Assets

As previously disclosed, the Company currently anticipates that acquired goodwill and other specifically identifiable acquired intangible assets associated with the International acquisition will be substantially, and possibly completely, impaired at December 31, 2003 utilizing a contemporaneous projected cash flow methodology. The resulting charge to earnings, subject to audit, is expected to exceed $50 million at December 31, 2003.

Accounting for Substantial Modifications of Debt

For all restated periods, the Company will follow the guidance in EITF No. 96-19 “Debtor’s Accounting for a Modification or Exchange of Debt Instruments” to account for multiple debt restructurings. The impact of this accounting is expected to be material, but has not yet been fully quantified.

Timing, Expense and Possible Inability to Complete the Audits; Internal Control Issues

As previously disclosed, the Company reported that certain additional material accounting, disclosure and internal control issues had been noted. The Company reported that these additional material accounting, disclosure and internal control issues would require further research, and additional material accounting adjustments might result from conclusion of this review. The Company’s review of these items is ongoing.

In discussions with the Company’s independent public auditor, certain internal control deficiencies could, under certain conditions, result in the inability to complete the audit. These internal control deficiencies include, but are not limited to:

•	inadequate retained records for the early periods under audit;
•	fixed asset acquisition and disposition recordation and control deficiencies;
•	payroll and other tax compliance issues;
•	contract administration control issues; and
•	travel and entertainment control and documentation issues.

The Company has made progress in locating early period records. However, certain critical records have not been fully located. In some cases, necessary electronic records contain corrupted data, and intensive data recovery efforts have not yet been effective. In the fixed asset area, the Company did not fully maintain contemporaneous detailed fixed asset registers. In some significant cases, telephony equipment appears to have been shipped to overseas co-location or partner sites, without proper recordation in the ledgers of the location or ultimate disposition of the assets. In other cases, disposition or impairment events were not recorded. The Company has made progress in recreating significant records, but nonetheless, expects to write-off significant amounts of equipment whose manner and timing of disposition is currently unknown.

The Company has noted deficiencies in certain significant payroll tax compliance areas activities, especially in the area of restricted stock grant taxability. Additionally, certain taxable cash compensation was not fully reported. The Company is currently amending certain prior payroll tax filings to reflect corrections. Additional corrective tax filings may be required.

The Company continues to evaluate certain contract compliance areas and has been in contact with the SEC with respect to one area that could, under certain conditions, significantly affect the auditor’s ability to rely on management representations. However, the Company continues to seek certain written confirmation from a third party regarding underlying facts, and therefore, no final conclusion has been formed.

In the audit testing of travel and entertainment expenses, it has been noted that applicable Internal Revenue Service contemporaneous documentation requirements were not fully in place during the periods under audit. The deficiencies, if determined to be material, may require reclassification in the statements of operation. Under certain conditions, it is possible that taxable income must be reported by the Company to the individuals with deficient reporting documentation. The Company has not yet determined if consultation with counsel or the IRS is required at this time.

Other additional material accounting, disclosure and internal control issues continue to be evaluated by the Company.

In late October 2006, the Company initiated contact with the SEC on the issue as to whether International should be deconsolidated for all presented periods, as opposed to the previous consolidated treatment implemented in its original 2004 filings.

As a result of these additional issues, the time and expense associated with the Company’s audit process will be significantly greater than previously anticipated. The Company currently believes that its remaining 2003-2005 audit and audit related costs will be in the approximate range of $250,000. With lender approval, the Company has sold approximately $130,000 of excess equipment to assist in funding previous audit and audit related cash requirements.

Under the conditions described above, there is no assurance that the audits can be completed, or alternatively, that the Company will have the financial ability to complete the audits.

“Comprehensive” Format

The Company has also been in discussions with the SEC regarding mechanisms through which the Company might be able to expedite the filing of its annual and quarterly reports with the Securities and Exchange Commission. The Division of Corporation Finance of the SEC has advised the Company that it will accept the inclusion of required quarterly information in a “comprehensive” Form 10-KSB for the year ended December 31, 2004. While this filing would allow the Company to forgo filing amended Forms 10-QSB and Form 10-KSB for the earlier periods, it does not relieve the Company of the requirement to substantively provide all required information within the comprehensive Form 10-KSB that would otherwise have been filed in amended filings. The waiver by the Division of Corporation Finance does not protect the Company against any enforcement actions. For certain purposes under the SEC’s rules and regulations, the Company may not be deemed to be “current.” The impact of not being deemed current for certain purposes may materially affect the Company’s options with respect to certain filings it may wish to make in the future and may negatively impact the Company’s ability to be relisted on the Over-the-Counter Bulletin Board.

Finances and Operations Related Update

Due to the incomplete nature of its work associated with the 2003 to 2005 audits, discussed above, the Company is able to provide only limited financial statement information:
-	the Company’s revenue for the third quarter of 2006 is expected to approximate $1.6 million, with the excess of revenue over direct costs of transmitting traffic approximating 2 to 3 percent.
-
revenues for the fourth quarter of 2006 are expected to increase over the third quarter, and the percentage  of revenue over direct costs of transmitting traffic is also expected to increase, largely due to a recent  reorganization in the wholesale sales organization. The amount of such increases is not quantifiable at this  stage due to the relatively recent nature of the sales department reorganization; however, in October the Company has noted an increase of revenue over direct costs of transmitting traffic, with the percentage in the wholesale product lines exceeding 6 percent for the month of October.

-	revenues continue to be dominated by wholesale traffic, with contributions from the Company’s retail Voice Over Internet Protocol product lines immaterial.
-
the Company is reviewing its product offerings, and currently intends to devote additional resources to  wholesale offerings, while refining and reviewing its retail offerings. Due to the increased regulation in  certain retail areas (e.g. Universal Service Fund and E911 requirements, etc.) and intense competition,  certain retail product offerings may be curtailed or eliminated. Revenue contributions from the retail  offerings are not expected  to be significant until late in the second quarter of 2007.

-	the Company’s cash consumption, excluding audit, audit related and certain professional expenses, has been reduced to approximately $160,000 per month.
-	the Company’s relocation of its primary switching facility from San Antonio to Houston, Texas has been substantially completed.
-
the Company continues to settle claims and contingencies, as it deems appropriate and necessary. The  Company is engaged in conversations relating to certain long-term commitments associated with its San  Antonio location and other significant past due balances. The Company cannot currently estimate the  ultimate result of  these other negotiation efforts.

Financing Related Update

The Company does not currently have a defined funding source, and in the absence of a replacement funding agreement, the Company would have insufficient funds to continue operations. If the Company is unable to enter an additional financing arrangement with its current secured lenders (the “Investors”) or other interested parties, it expects that its current cash will allow it to continue in operation until approximately the first week of November 2006. As described below, the Company has commenced discussions regarding additional short-term funding possibilities with the Investors. However, there is no assurance that additional funding from the Investors will be available, or available on terms and conditions acceptable to the Company.

Although the requests to the Investors are fluid and subject to negotiation, the Company intends to request normal operations funding of approximately $160,000 per month (including certain settlements payments), and funding of the remaining 2003-2005 audit and audit related filings budget of approximately $250,000.

If the Investors agree to continue funding, it is anticipated that the new debt instruments will be convertible into our common stock at a steep discount. Currently, the Company is obligated on secured convertible notes (the “Previous Notes”) issued to the Investors in the approximate face amount of approximately $11,700,000. The Previous Notes are convertible into our common stock, at the Investors' option, at a conversion price, equal to the lower of a negotiated fixed price (which varies by individual debt instrument) or 20% of the average of the three lowest intraday trading prices (the “Variable Conversion Price”) for our common stock during the 20 trading days before, but not including, the conversion date. As of October 30, 2006, the average of the three lowest intraday trading prices for our common stock during the preceding 20 trading days as reported on the Over-The-Counter Bulletin Board was $.0001 and, therefore, the conversion price for the Previous Notes was $.00002. Certain of the Previous Notes originated in periods prior to October 2004; accordingly, such debt instruments may be converted to common stock which may be sold pursuant to Rule 144(k). The effect of conversion of such debt can lead to a change of control by nature of the shares that would be received by the Investors and sold into the market.

The Company's Articles of Incorporation currently allow for issuance of a maximum of 20,000,000,000 shares of common stock. Currently, the Company has approximately 12,200,000,000 shares outstanding (including conversions of Previous Notes during calendar year 2006 of approximately 3,500,000,000 common shares), leaving an unissued balance of authorized shares that is not sufficient to service the maximum requirements of all of its convertible securities. In the event we are unable to obtain an increase in our authorized common stock, we will be required to repay the convertible debenture and we will be subject to penalties associated with such failure to deliver shares of common stock upon conversion of the debentures as well as prepayment penalties. In addition, the Investors, which have a secured lien on all of our assets and intellectual property, would be entitled to foreclose on our assets and intellectual property. In the event that the foregoing were to occur, significant adverse consequences to the Company would be reasonably anticipated. Although no notice of default has been received from the Investors, all Previous Notes are in default under numerous covenants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBALNET CORPORATION

Date: November 1, 2006	By:	:/s/Thomas P. Dunn
Name: Thomas P. Dunn
Title: Chief Financial Officer